UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2018

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 4, 2018, Iron Mountain Incorporated, or the Company, Iron Mountain Information Management, LLC, or IMIM, and certain other subsidiaries of the Company entered into a third amendment and refinancing facility agreement, or the Third Amendment, to the Company’s credit agreement, as previously amended, with certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, or the Credit Agreement, to refinance certain facilities under the Credit Agreement and to amend the Credit Agreement in certain respects. As a result of the Third Amendment, the Company refinanced its $1.75 billion revolving credit facility, or the Revolving Credit Facility, and its $250.0 million term loan A facility, or the Term Loan A Facility, and, together with the Revolving Credit Facility, the Refinanced Facilities. The Third Amendment extended the maturity date of the Refinanced Facilities to June 4, 2023 and reduced interest rate margins applicable to existing and future borrowings under the Refinanced Facilities by 0.25%.

As of June 4, 2018, the Company had approximately $988 million and $250 million of outstanding borrowings under the Revolving Credit Facility and the Term Loan A Facility, respectively. Borrowings under the Revolving Credit Facility continue to be available for general corporate purposes.  The maturity, amortization and interest rate terms applicable to the $700.0 million term loan B facility under the Credit Agreement were unaffected by the Third Amendment.

The above description of the Third Amendment is not complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on August 22, 2017, to the First Amendment to the Credit Agreement, a copy of which is attached as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, to the Second Amendment, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2018, and the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

10.1

Third Amendment and Refinancing Facility Agreement, dated as of June 4, 2018, to Credit Agreement, dated as of June 27, 2011, as amended and restated as of August 21, 2017, among the Company, IMIM, certain other subsidiaries of the Company party thereto, the lenders and other financial institutions party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Stuart B. Brown
Name:	Stuart B. Brown
Title:	Executive Vice President and Chief Financial Officer

Date: June 4, 2018